Exhibit 99.1

NETGEAR

NEWS RELEASE

NETGEAR Completes Asset Acquisition of CP Secure

SAN JOSE, Calif. - December 18, 2008 - NETGEAR®, Inc. (NASDAQGM: NTGR), a worldwide provider of technologically advanced, branded networking solutions, today announced that it has completed the asset acquisition of CP Secure International Holding Limited ("CP Secure"), a privately-held provider of integrated network security solutions that protect organizations from Internet-originated web and email based malware threats.

On September 22, 2008, NETGEAR entered into an Asset Purchase Agreement with CP Secure and its stockholders to purchase certain intellectual property and other assets of CP Secure at a purchase price of up to $17.5 million based on the achievement of certain milestones. CP Secure's integrated platform will be incorporated into NETGEAR's new ProSecureTM line of products to provide organizations with robust and comprehensive protection for their network, web access and email traffic.

Through this acquisition, NETGEAR customers will benefit from:

  The integration of CP Secure's patent-pending stream-based scanning technology which enables real-time scanning of high-volume web and e-mail traffic without degrading network performance, achieving up to five times better scanning performance than existing solutions.
  Proactive pattern based detection that allows NETGEAR to anticipate unknown and previously un-cataloged malware, spyware, and viruses.
  Distributed Spam Analysis architecture that uses an "in the cloud" approach to feed up-to-the-minute spam outbreak information to the appliance to stop SPAM.
  NETGEAR's new ProSecure security appliances, based on CP Secure technology, deploy quickly and do not require reconfiguration of the network, mail servers or web proxies to operate.
  A new ProSecure line of products that will bring enterprise-level security features to the SMB market and provide a new level of ease of use to the category.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "We are pleased to announce the completion of the CP Secure acquisition. With this acquisition, we look forward to further strengthening our share in the high growth SMB market. CP Secure's technology ensures that our customers are provided with the most integrated solutions to safeguard their networks and ensure their overall business continuity."

With the completion of the asset acquisition, CP Secure's 46 person engineering team will be integrated into the NETGEAR engineering organization under Shuang Ji, former Chief Executive Officer of CP Secure and NETGEAR's new Vice President of Engineering for security products.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) designs innovative, branded technology solutions that address the specific networking, storage, and security needs of small- to medium-sized businesses and home users. The company offers an end-to-end networking product portfolio to enable users to share Internet access, peripherals, files, multimedia content, and applications among multiple computers and other Internet-enabled devices. Products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in over 29,000 retail locations around the globe, and via more than 41,000 value-added resellers. The company's headquarters are in San Jose, Calif., with additional offices in 25 countries. NETGEAR is an ENERGY STAR® partner. More information is available by visiting www.netgear.com or calling (408) 907-8000.

©2008 NETGEAR, Inc. NETGEAR, the NETGEAR logo and ProSecure are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. Information is subject to change without notice. All rights reserved.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the contribution of CP Secure's platform, technology and engineering team to NETGEAR's future business and product lines, and the expected performance characteristics, specifications, market acceptance, market growth, specific uses, user feedback and market position of NETGEAR's products and technology are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: NETGEAR may not be successful in integrating CP Secure's platform, technology and engineering team, the actual price, performance and ease of use of CP Secure's security solution may not meet the price, performance and ease of use requirements of customers, product performance may be adversely affected by real world operating conditions, new viruses or Internet threats may develop that challenge the effectiveness of security features in NETGEAR's products, the ability of NETGEAR to market and sell its products and technology, the impact and pricing of competing products and the introduction of alternative technological solutions. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors", pages 31 through 44, in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2008, filed with the Securities and Exchange Commission on November 7, 2008. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.